EXHIBIT 99.1
Talend Reports Second Quarter 2020 Financial Results
Quarterly revenue of $67.7 million
Cloud ARR of $75.0 million, up 128% year-over- year

Redwood City, Calif., August 6, 2020 - Talend (NASDAQ: TLND), a global leader in data integration and data integrity, announced today financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Results:
•Total revenue of $67.7 million, up 12% year-over-year
•Annual Recurring Revenue (“ARR”) of $255.9 million, up 17% year-over-year or 19% on a constant currency basis
•Cloud ARR of $75.0 million, up 128% year-over-year or 130% on a constant currency basis
•Subscription revenue of $60.9 million, up 16% year-over-year or 17% on a constant currency basis
•GAAP operating loss of $19.6 million
•Non-GAAP operating loss of $7.0 million
•Dollar-based net expansion rate of 110% on a constant currency basis

“Cloud momentum continues to drive strong second-quarter results” said Christal Bemont, Chief Executive Officer. “Cloud ARR grew to $75.0 million, representing 130% year-over-year growth on a constant currency basis, bringing total ARR to $255.9 million at the end of the period. We had strong execution across new business and retention as well as our Enterprise and volume business. This is validation of the important role Talend plays by providing strategic value in delivering clean, complete, and trusted data, which has become even more critical during the COVID-19 pandemic. We remain focused on driving disciplined growth in our business while capitalizing on the significant market opportunity for cloud data integration. With this continued momentum, we are reintroducing our full year 2020 guidance and recommitting to our Pre-COVID target of reaching $100 million of Cloud ARR by the end of 2020.”

Recent Business Highlights:
•Named a Leader in Forrester Wave™: Enterprise Data Fabric
•Recognized as a Leader in Gartner Magic Quadrant for Data Quality Solutions
•Hosted our first-ever Talend Connect Virtual Summit attracting over 2,000 attendees
•Achieved Elite Status in the Snowflake Partner Network
•Announced availability of Stitch Data Loader in Databricks' Data Ingestion Network

Financial Guidance:

Third quarter of 2020:
•Total revenue is expected to be in the range of $69.2 million to $70.2 million.
•Non-GAAP operating loss is expected to be in the range of ($11.6) million to ($10.6) million.
•Non-GAAP net loss is expected to be in the range of ($12.4) million to ($11.4) million.
•Non-GAAP net loss per share is expected to be in the range of ($0.39) to ($0.36), based on a basic and diluted weighted average share count of 31.7 million shares.

Full year of 2020:
•Total revenue is expected to be in the range of $277.5 million to $279.5 million.
•Non-GAAP operating loss is expected to be in the range of ($36.0) million to ($34.0) million.
•Non-GAAP net loss is expected to be in the range of ($38.0) million to ($36.0) million.
•Non-GAAP net loss per share is expected to be in the range of ($1.20) to ($1.14), based on a basic and diluted weighted average share count of 31.6 million shares.
•Free cash flow is expected to be in the range of ($37.0) million to ($32.0) million.
•Cloud ARR of $100 million

Talend’s outlook assumes foreign exchange rates as of July 31, 2020. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the future costs and expenses for which the company adjusts, such as share-based compensation, amortization of acquired intangible assets, and transaction-related expenses, the effect of which may be significant. For example, the company adjusts for share-based compensation expense, which is impacted by the company’s future hiring needs, employee retention, and the future fair market value of the company’s ordinary shares, all of which are difficult to predict and are subject to frequent change.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. An explanation of non-GAAP financial measures and key business metrics is included below under the heading “Non-GAAP Financial Measures and Key Business Metrics.”

Conference Call Information:

Talend will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern Time on August 6, 2020.

Parties in the United States and Canada can access the call by dialing (866) 278-7885, using conference code 8957712. International parties can access the call by dialing +1 (323) 347-3277, using conference code 8957712.

The webcast will be accessible on Talend’s investor relations website at https://investor.talend.com for one year. A telephonic replay of the conference call will be available through August 11, 2020. To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 8957712. International parties should call +1 (719) 457-0820 and enter conference code 8957712.

Non-GAAP Financial Measures and Key Business Metrics:

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also present non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, operating loss, net loss, net loss per share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of our performance. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our fiscal second quarter 2020 results included in this press release.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to providing meaningful supplemental information regarding operating performance, these measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

1)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from us.
2)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
3)Other expenses. We excluded from our non-GAAP results the expenses which are related to reorganization costs associated with the hiring and separation from employment of certain executive officers of $0.4 million, as well as the reorganization of our business model in emerging markets of $0.7 million, each for the six months ended June 30, 2020. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance. We also excluded from our non-GAAP results the amortization of debt discount and debt issuance costs resulting from issuance of the 1.75% Convertible Senior Notes due September 1, 2024 of $1.3 million and $2.5 million for the three and six months ended June 30, 2020, respectively. These expenses are non-cash charges and are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

In addition, we calculate and present the following non-GAAP financial measures and key business metrics:

1)Free cash flow is a non-GAAP measure defined as net cash from (used in) operating activities less cash used in investing activities for acquisition of property and equipment. We believe the disclosure of free cash flow provides useful information to understanding and evaluating our core operating performance and trends.
2)Subscription revenue growth on a constant currency basis is a non-GAAP measure that represents subscription revenue adjusted to exclude foreign currency effects. Subscription revenue on a constant currency basis is calculated by applying the average monthly currency rates for each month in the comparative period to the corresponding month in the current period. We believe the disclosure of subscription revenue in constant currency provides useful supplementary information to investors considering potential significant fluctuations in currency rates.
3)Annual Recurring Revenue (“ARR”) is a key metric defined as the annualized recurring value of all active contracts at the end of a reporting period. ARR includes subscriptions for use of on-premise based products and SaaS offerings and excludes original equipment manufacturer ("OEM") sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Management uses ARR to monitor the growth of our subscription business. We believe the disclosure of ARR provides investors greater clarity into our results given it is not affected by the shift from premise to cloud, accounting changes, or contract duration.
4)Cloud Annual Recurring Revenue (“Cloud ARR”) is a key metric defined as the annualized recurring value of all active cloud-based subscription contracts at the end of a reporting period and excludes OEM sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Management uses Cloud ARR to monitor the growth of our cloud subscription business. We believe the disclosure of Cloud ARR provides investors greater clarity into our results given it is not affected by accounting changes or contract duration.
5)Dollar-based net expansion rate is a key metric calculated by dividing our recurring customer revenue by our base revenue. We define base revenue as the subscription revenue we recognized from all customers during the four quarters ended one year prior to the date of measurement. We define our recurring customer revenue as the subscription revenue we recognized during the four quarters ended on the date of measurement from the same customer base included in our measure of base revenue, including revenue resulting from additional sales to those customers. The analysis excludes revenue derived from our OEM sales. Management monitors this metric to track our ability to retain customers and grow our relationships with existing customers. Likewise, we believe the disclosure of dollar-based net expansion rate provides useful information to investors seeking to understand our ability to maintain and grow our relationships with our existing customers.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “likely,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other similar terms or expressions or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the quotations of management, our anticipated operating results for the 2020 third quarter and fiscal year, our expectations regarding our ability to continue to bolster our market position and our prospects for future growth. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those expressed or implied by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including, without limitation, general economic conditions, including the impact on economic conditions of the novel coronavirus (“COVID-19”) pandemic; the impact of COVID-19 on demand for our solutions, and our business, operations, customers, third-party partners and employees; our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products, including conversion of leads to sales; our ability to successfully transition to the cloud; our ability to successfully manage our leadership transition; the impact of the transition to cloud on our professional services revenue; our ability to retain and increase sales to existing customers and generate new customers; market demand for data integration solutions, particularly our cloud and on-premise big data integration solutions; the growth of the market for cloud integration products; interruptions or performance problems associated with our technology and infrastructure; competition from other products and services; the sufficiency of our cash and cash equivalents to meet our cash needs; the unpredictability and length of our sales cycle; our ability to deliver high-quality customer support; any security incidents or breaches or perceptions of security incidents or breaches; our ability to hire, train, and retain highly skilled and qualified employees, including senior-level managers, engineers, and our ability to expand and train our sales force; the performance of our channel partners; our success in sustaining and expanding our international business; our ability to generate significant volumes of sales leads from digital and virtual marketing efforts; the seasonality of our business; our ability to protect our intellectual property, including trade secrets, patents and copyrights; costs resulting from any claim of infringement or other violations by us of another party’s intellectual property rights; our ability to comply with government laws and regulations; natural, man-made and other disasters, including pandemics; and general market, political, economic and business conditions, including the fluctuation of foreign currency exchange rates and exposure to political, economic and social events in France, the United States, United Kingdom, China and other jurisdictions in which we operate and have customers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect our financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent filings with the Securities and Exchange Commission, including our most recently filed report on Form 10-K and subsequent filings. Our SEC filings are available on the Investor Relations section of our website at https://investor.talend.com and the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not undertake, and specifically disclaim, any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

About Talend
Talend (NASDAQ: TLND), a leader in data integration and data integrity, enables every company to find clarity amidst the data chaos.

Talend is the only company to bring together in a single platform all the necessary capabilities that ensure enterprise data is complete, clean, uncompromised, and readily available to everyone who needs it throughout the organization. With Talend, organizations are able to deliver exceptional customer experiences, make smarter decisions in the moment, drive innovation, and improve operations.

Over 4,750 organizations across the globe have chosen Talend to find clarity in their data. Talend has been recognized as a leader in its field by leading analyst firms and industry publications. For more information, please visit www.talend.com and follow us on Twitter: @Talend.

Investor Contact:
Lisa Laukkanen or Lauren Sloane
The Blueshirt Group for Talend
ir@talend.com
415-217-2632

Media Contact:
Chris Taylor
Vice President, Corporate Communications
Ctaylor@Talend.com
650-268-5024

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Subscriptions	$60,885	$52,615	$121,794	$102,480
Professional services	6,853	7,690	14,063	15,491
Total revenue	67,738	60,305	135,857	117,971
Cost of revenue
Subscriptions	8,947	8,484	16,971	15,806
Professional services	6,259	7,275	13,000	15,153
Total cost of revenue	15,206	15,759	29,971	30,959
Gross profit	52,532	44,546	105,886	87,012
Operating expenses
Sales and marketing	39,531	34,528	77,784	69,188
Research and development	17,639	16,577	33,573	31,435
General and administrative	14,997	11,616	30,652	22,028
Total operating expenses	72,167	62,721	142,009	122,651
Loss from operations	(19,635)	(18,175)	(36,123)	(35,639)
Interest income (expense), net	(1,922)	(4)	(3,727)	(6)
Other income (expense), net	67	(230)	265	(585)
Loss before benefit (provision) for income taxes	(21,490)	(18,409)	(39,585)	(36,230)
Benefit (provision) for income taxes	(19)	(115)	(66)	(39)
Net loss	$(21,509)	$(18,524)	$(39,651)	$(36,269)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.68)	$(0.61)	$(1.27)	$(1.19)

Weighted-average shares outstanding used to compute net loss per share attributable to ordinary shareholders:	31,428	30,455	31,308	30,352

TALEND S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$164,968	$177,075
Accounts receivable, net of allowance for doubtful accounts*	53,090	82,952
Contract acquisition costs	11,010	10,695
Other current assets*	11,821	9,832
Total current assets	240,889	280,554
Non-current assets:
Contract acquisition costs	22,071	22,050
Operating lease right-of-use assets	25,407	27,821
Property and equipment, net	6,860	5,348
Goodwill	49,747	49,744
Intangible assets, net	11,370	14,018
Other non-current assets	4,819	4,382
Total non-current assets	120,274	123,363
Total assets	$361,163	$403,917
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,842	$4,439
Accrued expenses and other current liabilities	35,685	41,182
Contract liabilities - deferred revenue, current	126,595	142,616
Operating lease liabilities, current	4,589	5,047
Short-term debt	—	227
Total current liabilities	168,711	193,511
Non-current liabilities:
Deferred income taxes	567	768
Other non-current liabilities	1,649	1,137
Contract liabilities - deferred revenue, non-current	13,831	17,807
Operating lease liabilities, non-current	22,204	24,252
Long-term debt	132,681	130,490
Total non-current liabilities	170,932	174,454
Total liabilities	339,643	367,965

STOCKHOLDERS' EQUITY
Ordinary shares, par value €0.08 per share; 31,536,529 and 31,017,268 shares authorized, issued and outstanding, respectively	3,250	3,205
Additional paid-in capital	335,571	309,988
Accumulated other comprehensive income	633	1,107
Other reserves	272	207
Accumulated losses	(318,206)	(278,555)
Total stockholders’ equity	21,520	35,952
Total liabilities and stockholders’ equity	$361,163	$403,917

(*) Balance as of December 31, 2019 has been revised to reflect a reclassification of accrued revenue between other current assets and accounts receivable, net

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss for the period	$(39,651)	$(36,269)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation	1,636	1,399
Amortization of intangible assets	2,639	2,655
Amortization of debt discount and issuance costs	2,541	—
Amortization of contract acquisition costs	5,735	4,977
Non-cash operating lease cost	2,987	2,820
Unrealized (gain) loss foreign exchange	(927)	170
Accrued interest on convertible debt	1,352	—
Share-based compensation	21,553	17,246
Changes in operating assets and liabilities:
Accounts receivable	29,003	19,626
Contract acquisition costs	(6,404)	(6,159)
Other assets	(2,452)	(663)
Accounts payable	(2,561)	1,041
Accrued expenses and other current liabilities	(6,338)	(2,051)
Contract liabilities - deferred revenue	(18,409)	(7,538)
Operating lease liabilities	(2,955)	(2,875)
Net cash used in operating activities	(12,251)	(5,621)
Cash flows from investing activities:
Acquisition of property and equipment	(3,165)	(1,544)
Net cash used in investing activities	(3,165)	(1,544)
Cash flows from financing activities:
Proceeds from issuance of ordinary shares related to exercise of stock awards	1,853	2,995
Proceeds from issuance of ordinary shares related to employee stock purchase plan	2,287	2,273
Repayment of borrowings	(660)	(36)
Net cash from financing activities	3,480	5,232
Net decrease in cash and cash equivalents	(11,936)	(1,933)
Cash and cash equivalents at beginning of the period*	177,075	34,104
Effect of exchange rate changes on cash and cash equivalents	(171)	(59)
Cash and cash equivalents at end of the period	$164,968	$32,112

*Certain prior year financial information has been reclassified to conform with current year presentation.

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$52,532	$44,546	$105,886	$87,012

GAAP subscriptions gross profit:	$51,938	$44,131	$104,823	$86,674
Share-based compensation expense	1,031	899	1,279	1,528
Non-GAAP subscriptions gross profit	$52,969	$45,030	$106,102	$88,202

GAAP professional services gross profit:	$594	$415	$1,063	$338
Share-based compensation expense	409	603	815	1,130
Non-GAAP professional services gross profit	$1,003	$1,018	$1,878	$1,468

Non-GAAP gross profit:	$53,972	$46,048	$107,980	$89,670

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses:	$(72,167)	$(62,721)	$(142,009)	$(122,651)

GAAP sales and marketing:	$(39,531)	$(34,528)	$(77,784)	$(69,188)
Share-based compensation expense	3,737	3,106	6,191	4,633
Other expenses	82	—	716	—
Non-GAAP sales and marketing	$(35,712)	$(31,422)	$(70,877)	$(64,555)

GAAP research and development:	$(17,639)	$(16,577)	$(33,573)	$(31,435)
Share-based compensation expense	2,715	3,186	5,672	5,418
Amortization of acquired intangible assets	906	913	1,814	1,829
Non-GAAP research and development	$(14,018)	$(12,478)	$(26,087)	$(24,188)

GAAP general and administrative:	$(14,997)	$(11,616)	$(30,652)	$(22,028)
Share-based compensation expense	3,332	2,762	7,596	4,537
Amortization of acquired intangible assets	412	412	825	826
Other expenses	—	—	440	—
Non-GAAP general and administrative	$(11,253)	$(8,442)	$(21,791)	$(16,665)

Non-GAAP operating expenses:	$(60,983)	$(52,342)	$(118,755)	$(105,408)

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss:	$(19,635)	$(18,175)	$(36,123)	$(35,639)
Share-based compensation expense	11,224	10,556	21,553	17,246
Amortization of acquired intangible assets	1,318	1,325	2,639	2,655
Other expense	82	—	1,156	—
Non-GAAP operating loss:	$(7,011)	$(6,294)	$(10,775)	$(15,738)

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss:	$(21,509)	$(18,524)	$(39,651)	$(36,269)
Share-based compensation expense	11,224	10,556	21,553	17,246
Amortization of acquired intangible assets	1,318	1,325	2,639	2,655
Other expense	1,275	—	3,697	—
Non-GAAP net loss:	$(7,692)	$(6,643)	$(11,762)	$(16,368)

GAAP and non-GAAP weighted-average shares outstanding	31,428	30,455	31,308	30,352

GAAP loss per share:	$(0.68)	$(0.61)	$(1.27)	$(1.19)
Non-GAAP loss per share:	$(0.24)	$(0.22)	$(0.38)	$(0.54)

Free cash flow:
Net cash from (used in) operating activities	$(15,099)	$2,165	$(12,251)	$(5,621)
Less: Acquisition of property and equipment	716	957	3,165	1,544
Free cash flow	$(15,815)	$1,208	$(15,416)	$(7,165)

TALEND S.A.
Constant Currency Reconciliation
(in thousands)
(unaudited)

	Three Months Ended June 30,
Constant currency reconciliation:	2020	2019
Subscription revenue as reported	$60,885	$52,615
Conversion impact U.S. dollar/other currencies	799	—
Subscription revenue on constant currency basis	$61,684	$52,615